Unaudited Condensed Consolidated Financial Statements
Fast More Limited
Three months ended June 30, 2008 and 2007

Fast More Limited

Index to Unaudited Condensed Consolidated Financial Statements
Three months ended June 30, 2008 and 2007

Page
Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income	1
Unaudited Condensed Consolidated Balance Sheets	2 – 3
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity	4
Unaudited Condensed Consolidated Statements of Cash Flows	5 – 6
Notes to and Forming Part of Unaudited Condensed Consolidated Financial Statements	7 – 24

Fast More Limited

Unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Income
Three months ended June 30, 2008 and 2007

		Three months ended June 30,
		2008	2007
	Note	US$’000	US$’000
Operating revenues:
Net sales to third parties		22,225	9,573

Cost of sales		(18,194)	(8,169)

Gross income		4,031	1,404

Operating expenses:
Sales, marketing and distribution		(1,105)	(750)
General and administrative		(593)	(245)

Operating income		2,333	409

Other income, net		205	6
Interest income		7	4
Interest expense		(286)	(97)

Income before income taxes		2,259	322

Income taxes expenses	4	(328)	-

Net income		1,931	322

Other comprehensive income
Foreign currency translation adjustment		226	34

Comprehensive income		2,157	356

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Unaudited Condensed Consolidated Balance Sheets
As of June 30, 2008

		2008
	Note	US$’000
ASSETS

Current assets:
Cash and cash equivalents		3,112
Restricted bank balances	5	6,548
Other financial assets	6	716
Accounts receivable, net		16,074
Other receivables		418
Prepayment		891
Due from related parties	13(b)	406
Inventories	7	15,906

Total current assets		44,071

Available-for-sale financial assets		875
Long-term land lease prepayments, net		616
Property, plant and equipment, net	8	4,316

Total assets		49,878

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable		6,449
Accrued expenses and other accrued liabilities		2,147
Due to related parties	13(b)	5,862
Income taxes payable		331
Short-term bank borrowings	9	23,284

Total current liabilities		38,073

Government subsidies	10	221

Total liabilities		38,294

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Unaudited Condensed Consolidated Balance Sheets
As of June 30, 2008

		2008
	Note	US$’000

Commitments and contingencies	14	-

Shareholders’ equity:
Common stock, HK$1 par value each:
10,000 shares authorized
10,000 shares issued and outstanding	11	1
Capital reserves		124
Statutory reserves	12	71
Accumulated other comprehensive income		896
Retained earnings		10,492

Total shareholders’ equity		11,584

Total liabilities and shareholders’ equity		49,878

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Unaudited Condensed Consolidated Statements of Changes in Shareholders' Equity
Three months ended June 30, 2008 and 2007

	Common stock issued				Accumulated other
	Number of shares	Amount	Capital reserves	Statutory reserves	Comprehensive income	Retained earnings	Total
		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
			(Note)
Balance as of April 1, 2007	-	-	124	-	61	1,938	2,123
Net income	-	-	-	-	-	322	322
Foreign currency translation adjustment	-	-	-	-	34	-	34

Balance as of June 30, 2007	-	-	124	-	95	2,260	2,479

Balance as of April 1, 2008	10,000	1	124	71	670	8,561	9,427
Net income	-	-	-	-	-	1,931	1,931
Foreign currency translation adjustment	-	-	-	-	226	-	226

Balance as of June 30, 2008	10,000	1	124	71	896	10,492	11,584

Note:	For the purpose of the preparation of the combined balance sheets, the capital reserve represents the aggregate amount of the nominal value of the registered capital of a subsidiary of the Company.

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Unaudited Condensed Consolidated Statements of Cash Flows
Three months ended June 30, 2008 and 2007

	Three months ended June 30,
	2008	2007
	US$’000	US$’000
Cash flows from operating activities
Net income	1,931	322
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	101	56
Written off of property, plant and equipment	43	-
Amortization of long-term land lease prepayments	3	2
Exchange differences	18	(8)
Provision for warranty costs	(130)	13
Government grant recognized	(12)	-
Changes in assets and liabilities:
Other financial assets	4,430	(38)
Accounts receivable, net	(260)	(129)
Other receivables	44	(7)
Prepayment	(551)	(195)
Due from related parties	863	153
Inventories, net	(3,344)	(8,055)
Accounts payable	246	1,574
Accrued expenses and other accrued liabilities	(1,145)	(98)
Due to related parties	(1,099)	1,446
Income taxes payable	213	-

Net cash provided by (used in) operating activities	1,351	(4,964)

Cash flows from investing activities
Acquisition of available-for-sale financial assets	-	(709)
Purchase of property, plant and equipment	(300)	(153)
Additions of long-term land lease prepayments	(112)	(65)

Net cash used in investing activities	(412)	(927)

Cash flows from financing activities
Proceeds from short-term bank loans	1,455	6,558
Repayment of short-term bank loans	-	(656)

Net cash provided by financing activities	1,455	5,902

Net increase in cash and cash equivalents	2,394	11

Cash and cash equivalents, beginning of period	702	619
Effect on exchange rate changes	16	19

Cash and cash equivalents, end of period	3,112	649

The financial statements should be read in conjunction with the accompanying notes.

Fast More Limited

Unaudited Condensed Consolidated Statements of Cash Flows
Three months ended June 30, 2008 and 2007

	Three months ended June 30,
	2008	2007
	US$’000	US$’000

Supplemental disclosure of cash flow information
Interest received	7	4
Interest paid	286	97
Tax paid	121	-

Non-cash investing activity
Purchase of property, plant and equipment recorded as payable to contractors	223	115

The financial statements should be read in conjunction with the accompanying notes.

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Fast More Limited (the “Company”) was incorporated in Hong Kong on December 17, 2007 with limited liability.

The Company is an investment holding company. The principal activity of the Company’s subsidiary is manufacture and sale of sealed lead-acid battery products.

Details of the Company’s subsidiary as of June 30, 2008 are as follows:

Name	Place and date of establishment / incorporation	Percentage of effective equity interest / voting right attributable to the Group	Principal activities

Changxing Chisen Battery Co., Limited (“Changxing Chisen”)	Zhejiang, the People’s Republic of China (“PRC”) February 25, 2002	100%	Manufacture and sales of sealed lead-acid battery products

In order to rationalize the corporate structure, the Company and its subsidiary (collectively referred to as the “Group”) underwent a reorganization (“Reorganization”). On February 16, 2008, the Company acquired the 51%, 9% and 40% equity interest in Changxing Chisen from Mr. Xu Ke Cheng, Mr. Xu Ke Yong and BEME International Co., Limited at a consideration of RMB6,502,500 (equivalent to USD926,000), RMB1,147,500 (equivalent to USD164,000) and RMB5,100,000 (equivalent to USD726,000) respectively. Upon the completion of the transactions, Changxing Chisen became a wholly-owned subsidiary of the Company.

Since the ultimate beneficial owner of the companies now comprising the Group was, all the time, the substantial shareholder of the Company, Mr. Xu Ke Cheng, the ownership transfer transaction was accounted for as a transfer of entities under common control in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”. Hence, the consolidation has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. In view of the continuation of the controlling party interests resulted from the above Reorganization, no amount is recognized as consideration for goodwill or excess of the Company’s interest in the net fair value of Changxing Chisen’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentations
The accompanying financial data as of June 30, 2008 and for the three months ended June 30, 2008 and 2007, have been prepared by the Company, without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“USGAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the management believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s audited annual financial statements for the two years ended March 31, 2008 (“Two Years Financial Statements”). The results of operations for the three months ended June 30, 2008 and 2007 are not necessarily indicative of the operating results to be expected for the full year.

The condensed consolidated financial statements and accompanying notes are presented in United States dollars and prepared in conformity with USGAAP which requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of consolidation

The consolidated financial statements include the financial information of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue recognition
Operating revenue represents sale of goods at invoiced value to customers, net of returns, discounts and value-added tax (“VAT”), and is recognized when goods are delivered to customers, the significant risks and rewards of ownership of goods have been transferred to customers, the sales price to the customers is fixed or determinable and the collectability of consideration is reasonably assured.

Costs related to shipping and handling are included in selling, marketing and distribution expenses.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and development

All costs of research and development activities are generally expensed as incurred. Research and development costs were US$27,000 and US$15,000 for the three months ended June 30, 2008 and 2007 respectively.

Advertising and promotion costs
Advertising and promotion costs are expensed as sales, marketing and distribution costs as incurred. Advertising costs were US$65,000 and US$58,000 for the three months ended June 30, 2008 and 2007 respectively.

Retirement plan costs
Contributions to defined contribution retirement schemes are charged to general and administrative expenses in the consolidated statements of operations and comprehensive income as and when the related employee services are provided. Retirement plan costs were US$32,000 and US$20,000 for the three months ended June 30, 2008 and 2007 respectively.

Income taxes
The Group provides for income taxes using the liability method. Under the liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current period.

A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Comprehensive income

SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the period from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners, and is not included in the computation of income tax expense or benefit. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Available-for-sale financial assets
The Group’s available-for-sale financial assets consist of investment in unlisted equity securities and are recorded at cost.

The Group periodically assesses whether its investment in non-marketable equity securities are impaired and if any impairment is other than temporary. Factors considered in assessing whether an impairment is other than temporary include the credit quality of the investment, the duration of the impairment, the Group’s ability and intent to hold the investment until recovery and overall economic conditions. A decline in value of these securities below cost that is deemed to be other than temporary results in an impairment charge to earnings that reduces the carrying amount of the securities to fair value establishing a new cost basis.

Property, plant and equipment (“PPE”) and long-term land lease prepayments
PPE are stated at cost less accumulated depreciation, and include expenditure that substantially increases the useful lives of existing assets.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

Depreciation is provided, on a straight-line basis, to write off the cost less accumulated impairment losses of each PPE item at rates based on their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values as follows:

Buildings Furniture, fixtures and office equipment Motor vehicles Plant and machinery	20 years 10 years 5 years 10 years

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the period of disposition as an element of other income.

Construction-in-progress consists of factories and office buildings under construction and machinery pending installation and includes the costs of construction, machinery and equipment, and any interest charges arising from borrowings used to finance these assets during the period of construction or installation. No provision for depreciation is made on construction-in-progress until such time as the relevant assets are completed and ready for their intended use.

Long-term land lease prepayments are amortized on a straight-line basis over the term of lease.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets
Long-lived assets are reviewed at least annually for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Inventories
Inventories are stated at the lower of cost and market. Cost, which comprises all costs of purchase and, where applicable, costs of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average costing method. The Group estimates the market price of its inventories with reference to the net realizable value based upon current market conditions and historical experience. Estimated losses on inventories represent reserves for obsolescence, excess quantities, irregulars and slow moving inventory, and which are charged to cost of goods sold.

Accounts receivables and allowance for doubtful accounts
The allowance for the risk of non-collection of trade accounts receivable takes into account credit-risk concentration. Collective debt risk is assessed based on average historical losses and specific circumstances such as serious adverse economic conditions. The Group’s estimate is based on a variety of factors, including historical collection experience, existing economic conditions and a review of the current status of the receivable. Accounts receivable are presented net of an allowance for doubtful accounts of US$6,000 as of June 30, 2008.

Cash and cash equivalents
Cash represents cash on hand and deposits with financial institutions which are repayable on demand. Cash equivalents represent short-term, highly liquid investments purchased with an original maturity of three months or less, which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value.

Foreign currency translation
Items included in the financial statements of each of the Group’s entities, including the Company and its subsidiary, are measured using Renminbi (“RMB”), the currency of the primary economic environment in which the entity operates (“functional currency”). The consolidated financial statements are presented in United States Dollars (“US$”), which is the Group’s presentation currency.

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the income statement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation (Continued)
On consolidation, the results and financial position of all the group entities that have a functional currency different from the presentation currency are translated as follows:

(a)	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;

(b)	income and expenses for each statement of operations are translated at average exchange rates;

(c)	all resulting exchange differences are recognised as a separate component of equity.

Fair value of financial instruments
The estimated fair values for financial instruments under SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

The Group’s financial instruments include restricted bank balances, other financial assets, accounts and other receivables/payables, prepayments and short-term bank borrowings. The management has estimated that the carrying amount approximates their fair value due to their short-term nature. The fair value of the Group’s unearned portion of government grants are estimated based on the current rates offered to the Group for debt of similar terms and maturities. The fair value of these non-current financial instruments was not materially different from their carrying value as of June 30, 2008.

Warranty
Estimated warranty costs are recognized at the time when the Group sells its products and are included in sale, marketing and distribution expenses. The Group use historical failure rates and costs to repair product defects during the warranty period to estimate warranty costs while are reviewed periodically in light of actual experience. The reconciliation of the changes in the warranty obligation is as follows:

	Three months ended June 30,
	2008	2007
	US$’000	US$’000

Balance as of April 1,	413	220
Accrual for warranties issued during the period	270	84
Settlement made during the period	(392)	(68)

Balance as of June 30,	291	236

Government subsidies
Government subsidies are recognized as income over the periods necessary to match them with the related costs. Subsidies related to expense items are recognized in the same period as those expenses are charged in the consolidated statements of operations and other comprehensive income and are reported separately as other income.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on the straight-line basis over the lease term.

Use of estimates
The preparation of the consolidated financial statements in conformity with USGAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. The management evaluates these estimates and judgments on an ongoing basis and bases their estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that they believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies.

Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Recently issued accounting standards
The management has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS No. 141R”). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Group engages in will be recorded and disclosed following existing GAAP until December 31, 2008. The management expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The management is still assessing the impact of this pronouncement.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting standards (Continued)
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51” (“SFAS 160”). SFAS No. 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The management believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and requires entities to enhance their disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning on or after November 15, 2008. The adoption of SFAS No. 161 is not expected to have a material impact on the Group’s financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS No. 162 will be adopted for fiscal 2009 and will not have a material effect on the Group’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. The insurance enterprise is required to provide expanded disclosures about financial insurance contracts which would focus, in part, on the information included in the risk-management activities used by the insurance enterprise to evaluate credit deterioration in its insured financial obligations, including (a) the groupings or categories used to track insured financial obligations with credit deterioration, (b) the insurance enterprise’s policies for placing an insured financial obligation in and monitoring each grouping or category, and (c) financial information about the insured financial obligations included within those groupings and categories. SFAS No. 163 is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS No. 163 is not expected to have a material impact on the Group’s financial position or results of operations.

3.	OPERATING RISKS

(a)	Concentration of major customers and suppliers

	Three months ended June 30,
	2008	2007
Major customers with revenues of more than 10% of the Group’s sales
Sales to major customers	US$14,440,000	US$6,600,000
Percentage of sales	65%	69%
Number	1	4

Major suppliers with purchases of more than 10% of the Group’s purchases
Purchases from major suppliers	US$14,218,000	US$8,745,000
Percentage of purchases	75%	61%
Number	5	3

Accounts receivable related to the Group’s major customers for the three months ended June 30, 2008 comprised 79% of all account receivables as of June 30, 2008.

Accounts payable related to the Group’s major suppliers for the three months ended June 30, 2008 comprised 20% of all account payables as of June 30, 2008.

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentrations of credit risk arise from the Group’s accounts receivable. Even though the Group has major concentrations, it does not consider itself exposed to significant risk with regards to the related receivables.

(b) Country risks

The Company’s major subsidiary has operation conducted in the PRC. Accordingly, its business, financial condition and result of operation maybe influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The operation in the PRC is subject to special considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange and remittance restrictions. The Group’s results maybe adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, inter alia. The management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

3.	OPERATING RISKS (CONTINUED)

(c) Cash and time deposits

The Group mainly maintains its cash balances with various banks located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for any outstanding loans of the Group.

4.	INCOME TAXES

Hong Kong
Hong Kong Profits Tax has not been provided as the Company had no assessable profit for the period.

The People’s Republic of China
Changxing Chisen is subject to state and local enterprise income taxes in the PRC at a standard rate of 30% and 3%, respectively, up to December 31, 2007.

Pursuant to the Income Tax Law for Foreign Invested Enterprises and Foreign Owned Enterprise of the PRC which was abolished on January 1, 2008, Changxing Chisen was eligible to enjoy a preferential enterprise income tax rate of 26.4%. Changxing Chisen received official designation by the local tax authority as a foreign-invested enterprise engaged in manufacturing activities and is confirmed by the local tax authority that it is exempted from enterprise income tax for two years commencing from the first profitable year in 2006, followed by a 50% reduction for the next three years.

In March 2007, the National People’s Congress enacted a new Enterprise Income Tax Law, which became effective on January 1, 2008 (the “New EIT Law”). In December 2007, the State Council promulgated the “Implementation Regulations to the EIT Law and the Notice to Enterprise Income Tax Transition Incentive Policy”, which also became effective on January 1, 2008.

Under those laws and regulations, a unified income tax rate of 25% will apply to all domestic and foreign invested enterprises, unless they qualify for special tax benefits under certain limited exceptions. The applicable income tax for the PRC Subsidiary will be 25% for year 2008 onwards. Since the deferred tax assets and deferred tax liabilities shall be measured at the tax rates that are expected to apply to the periods when the asset is realized or the liability is settled, the change in the applicable tax rate will affect the determination of the carrying values of deferred tax assets and deferred tax liabilities of the PRC Subsidiaries. The Group will further evaluate the impact on its operating results and financial positions of future periods as more detailed rules and other related regulations are announced.

4.	INCOME TAXES (CONTINUED)

The People’s Republic of China (Continued)

Dividends payable by a foreign invested enterprise to its foreign investors in Hong Kong are subject to a 5% withholding tax.

(a)	Income tax expenses are comprised of the following:

	Three months ended June 30,
	2008	2007
	US$’000	US$’000
Current taxes arising in the PRC:
For the period	328	-

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, and prescribes the measurement process and a minimum recognition threshold for a tax position, taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under FIN 48, the Group must recognize the tax benefit from an uncertain position only if it is more-likely-than-not the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements attributable to such position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate resolution of the position.

Subject to the provision of FIN 48, the Group has analyzed its filing positions in all of the domestic and foreign jurisdictions where it is required to file income tax returns. As of June 30, 2008, the Group has identified the following jurisdictions as “major” tax jurisdictions, as defined, in which it is required to file income tax returns: Hong Kong and the PRC. Based on the evaluations noted above, the Group has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements.

As of June 30, 2008, the Group had no unrecognized tax benefits or accruals for the potential payment or interest and penalties. The Group’s policy is to record interest and penalties in this connection as a component of the provision for income tax expense. For the three months ended June 30, 2008 and 2007, no interest or penalties were recorded.

4.	INCOME TAXES (CONTINUED)

(b)	Reconciliation from the expected income tax expenses calculated with reference to the statutory tax rate in the PRC of 25% (2007: 33%) is as follows:

	Three months ended June 30,
	2008	2007
	US$’000	US$’000

Expected income tax expenses	565	106
Effect on tax incentives / holiday	(277)	(106)
Non-deductible items	12	-
Others	28	-

Income tax expenses	328	-

(c)	The Group had no significant deferred taxation as of June 30, 2008.

5.	RESTRICTED BANK BALANCES

Restricted bank balances as of June 30, 2008 represented time deposits with original maturity between three to twelve months to secure banking facilities granted by various financial institutions for the bills financing as set out in Note 9 (ii).

6.	OTHER FINANCIAL ASSETS

Other financial assets represented notes receivable from customers for the settlement of accounts receivable balances. As of June 30, 2008, all notes receivable were guaranteed by established banks in the PRC and had maturities of 6 months or less from the date of issue. The fair value of the notes receivable approximated their carrying value.

7.	INVENTORIES, NET

Inventories consisted of the followings:

As of June 30,
2008
US$’000

Raw materials	1,402
Work-in-progress and semi-finished goods	11,395
Finished goods	3,109

15,906

8.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment is summarized as follows:

As of June 30,
2008
US$’000

Buildings	2,583
Plant and machinery	1,626
Motor vehicles	778
Furniture, fixtures and office equipment	229
Construction-in-progress	47

5,263

Accumulated depreciation	(947)

4,316

Depreciation expenses was US$101,000 and US$56,000 for the three months ended June 30, 2008 and 2007 respectively.

The Group has pledged certain buildings and machineries as collaterals against general banking facilities granted to the PRC Subsidiary. Details of which are disclosed in Note 9.

9.	SHORT-TERM BANK BORROWINGS

Short-term bank borrowings comprise of the followings:

		As of June 30,
	Note	2008
		US$’000

Short-term bank loans	(i)	10,188
Bills financing	(ii)	13,096

		23,284

(i)	Short-term bank loans

Short-term bank loans represent amounts due to various banks which are due within 12 months, and these loans can normally be renewed with the banks upon expiry/maturity.

The loans are collateralized by land use rights and buildings of the Group with carrying values as follows:

As of June 30,
2008
US$’000

Land use rights	148
Buildings	599

747

Various parties have also issued guarantee against these short-term bank loans, which are set out in Note 13(c) below.

The weighted average annual interest rates of the short-term bank loans were 7.9% as of June 30, 2008 respectively.

(ii)	Bills financing

Bills financing represent amounts due to various banks which are repayable within six months from the date of issue. As of June 30, 2008, the bills are secured by 50% restricted bank balances of the Group with carrying values of US$6,548,000 and guaranteed by certain related parties to the extent of US$6,548,000.

The weighted average annual interest rates of the bills financing were 6.49% as of June 30, 2008.

10.	GOVERNMENT SUBSIDIES

During the year ended March 31, 2008, the Group received a government grant of approximately US$231,000 for the purpose of subsidising its acquisition of property, plant and equipment, of which approximately US$12,000 and US$Nil were credited to the statement of operations for the three months ended June 30, 2008 and 2007 respectively.

11.	COMMON STOCK

At the date of incorporation on December 17, 2007 and as of June 30, 2008, the Company’s authorized capital was 10,000 shares of common stock with par value of HK$1 each. On incorporation, 1 share of common stock was issued and fully paid.

On January 16, 2008, the issued and fully paid common stock of the Company was increased to HK$10,000 by allotting 9,999 shares of common stock with par value of HK$1 each.

12.	DISTRIBUTION OF INCOME

As stipulated by the relevant laws and regulations for Sino-foreign joint enterprises in the PRC, Changxing Chisen is required to maintain certain statutory reserves, which include a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund. The statutory reserves are to be appropriated from statutory net income as stipulated by statute or by the board of directors of respective subsidiaries and recorded as a component of shareholders' equity. For the year ended March 31, 2007, the Group did not make any transfer to the statutory reserve.

However, upon completion of the Reorganization as detailed in Note 1, Changxing Chisen became wholly owned foreign-invested enterprises when all of their equity interest have been acquired by the Company and are required by relevant laws and regulation to transfer at least 10% of their after-tax profit determined in accordance with the PRC accounting rules and regulations to a statutory surplus reserve until such reserve balance reaches 50% of Changxing Chisen’s registered capital.

For the year ended March 31, 2008, the Group transferred US$71,000 to the statutory reserve. None of any after-tax profit was transferred to the statutory reserve for the three months ended June 30, 2008 as the reserve balance had already reached 50% of Changxing Chisen’s registered capital.

The statutory surplus reserve can only be utilized to offset prior years' losses or for capitalization as paid-in capital. No distribution of the remaining reserves shall be made other than upon liquidation of Changxing Chisen.

13.	RELATED PARTY TRANSACTIONS

(a)	Names and relationship of related parties:

Existing relationships with the Company

Mr. Xu Ke Cheng	A beneficial owner of the Company with substantial interest and a director of Changxing Chisen
Zhejiang Chisen Glass Company Limited (“Chisen Glass”)*	A company controlled by a close family member of the directors of Changxing Chisen
Mr. Xu Ke Yong	A director of Changxing Chisen
Ms. Zhou Fang Qin	Spouse of a director of Changxing Chisen
Changxing Chisen Xinguangyuan Company Limited (“Xinguangyuan”)*	A company controlled by a beneficial owner of the Company with substantial interest
Zhejiang Ai Ge Organism Products Company Limited (“Ai Ge Organism”)*	A company controlled by a director of Changxing Chisen
Zhejiang Changxing Ruilang Electronic Company Limited (“Ruilang Electronic”)*	A company controlled by a director of Changxing Chisen

*	These are direct translation of name in Chinese for identification purpose only and are not official names in English.

13.	RELATED PARTY TRANSACTIONS (CONTINUED)

(b)	Summary of balances with related parties:

		As of June 30,
		2008
	Note	US$’000
Due from related parties:
Ms. Zhou Fang Qin		125
Chisen Glass		281

		406

		As of June 30,
		2008
		US$’000
Due to related parties:
Mr. Xu Ke Cheng	(ii)	5,239
Mr. Xu Ke Yong		24
Ai Ge Organism		599

		5,862

(i)	Except for the amount due to Mr. Xu Ke Cheng as disclosed in Note (ii) below, all amounts due from / to related parties represent unsecured advances which are interest-free and repayable on demand.

(ii)	The amount due to Mr. Xu Ke Cheng is unsecured, interest-free and repayable on or before December 31, 2008.

(c)	Summary of related party transactions:

Name of related party	Nature of transactions	Three months ended June 30,
		2008	2007
		US$’ 000	US$’000

Chisen Glass	Purchase of glass products	-	174
	Acquisition of motor vehicle	160	-
	Acquisition of available-for-sale financial assets	-	393

13. RELATED PARTY TRANSACTIONS (CONTINUED)

(d)	Other arrangements:

s	As of June 30, 2008, US$4,803,000 of the Group’s short-term bank loans was secured by a guarantee provided by Chisen Glass.

s	As of June 30, 2008, US$2,474,000 of the Group’s short-term bank loans was secured by land use rights owned by Ruilang Electronic.

s
As of June 30, 2008, Chisen Glass, Mr. Xu Ke Cheng and Ms. Zhou Fang Qin provided guarantees, in aggregate, amounting to US$6,548,000 in addition to the restricted bank balances of the Group to secure the bill financing of the Group.

s	As of June 30, 2008, US$2,911,000 of the Group’s short-term bank loans was secured by guarantees provided by Xinguangyuan and Mr. Xu Ke Cheng.

14.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Group leases certain office premises under non-cancelable operating leases. Rental expenses under operating leases for the three months ended June 30, 2008 and 2007 were US$17,000 and US$Nil respectively.

The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect as of June 30, 2008:

2008
US$’000

Within one year	35

(b)	Capital commitments

As of June 30, 2008, the Group had capital expenditure commitments for construction projects and purchase of machineries of approximately US$41,000.